Emery Partners Income Credit Strategies Fund

I, Richard Blair, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of Emery Partners Income Credit Strategies Fund for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Emery Partners Income Credit Strategies Fund.

Date: March 6, 2026

/s/ Richard Blair
Richard Blair
President (Principal Executive Officer)

I, John Bosco, hereby certify that to the best of my knowledge:

1.	The report on Form N-CSR of Emery Partners Income Credit Strategies Fund for the period ended December 31, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Emery Partners Income Credit Strategies Fund.

Date: March 6, 2026

/s/ John Bosco
John Bosco
Treasurer (Principal Financial Officer)